UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 2005

                             SYNERTECK INCORPORATED
             (Exact name of registrant as specified in its charter)


           Delaware                   000-50754                   20-0929024
(State or Other Jurisdiction       (Commission File           (I.R.S. Employer
       of Incorporation)                Number)           Identification Number)

              28-32 Wellington Road, London, United Kingdom NW8 9SP
               (Address of principal executive offices) (zip code)

                                 44 20 7060 4372
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                11585 South State, Suite 102, Draper, Utah 84020
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

      On December 9, 2005, Synerteck Incorporated (the "Company") executed and closed a Share Exchange Agreement (the "Agreement") with IFSA Strongman Ltd., a United Kingdom corporation (IFSA") and the shareholders of IFSA (the "IFSA Shareholders"). Pursuant to the Agreement, the Company acquired all of the outstanding equity of IFSA from the IFSA Shareholders. As consideration for the acquisition of IFSA, the Company issued 20,000,000 shares of the Company's common stock to the IFSA Shareholders. This issuance is exempt from registration requirements under Regulation D under the Securities Act of 1933, as amended.

                                BUSINESS OF IFSA

Organizational History

      IFSA was incorporated in the United Kingdom on June 10, 2004 for the purpose of acquiring and managing the material rights and other assets that collectively form the strongman sport. Through these acquisitions and organic growth, IFSA has become the exclusive manager of most of the top strongman talent worldwide, is generally accepted as the world governing body of strongman competitions and is involved in the televising of strongman events, merchandising and other commercial activities.

Overview of Business

      IFSA is an integrated media, entertainment and athlete representation company, principally engaged in the development, production and marketing of television programs, live events and the licensing and sale of branded consumer products. The content of IFSA's entertainment and consumer products is centered on the various strongman competitions and events world-wide.

Operations

      The operations of IFSA are segmented into three principal business units:

o The World Governing Body: A body created to govern the strongman sport worldwide with national member federations in over 30 countries;

o Athlete Management Division: Represents and manages strongman athletes through exclusive commercial representation contracts; and

o Commercial Division: Organizes international strongman competitions and handles the television production, sales and marketing operations and the licensing of the IFSA brand.

      IFSA is striving to consolidate the strongman sport and entertainment globally and elevate it to the next level in terms of professionalism and production values. IFSA is aiming to do this by creating a season-long narrative to the sport via establishment of a single worldwide competition pyramid, by trying to promote a handful of strongman athletes into superstardom, and by supporting all aspects of the sport with professional, coherent and solid infrastructure.

The World Governing Body

      The International Federation of Strength Athletes was formed in by Dr Douglas Edmunds and David Webster, OBE, as a governing body for international strongman events. The International Federation of Strength Athletes became an accepted and influential governing body by participants in the strongman sport worldwide. IFSA acquired this governing body from IFSA Projects Ltd on June 10, 2004 and it currently operates as a division of IFSA called World Governing Body (the "WGB").

      IFSA has entered into agreements with different national strongman federations in over 30 different countries, which mandate the national member federations will follow the WGB's charter, implement its rules & regulations in their respective countries and be recognized to act as legitimate governing bodies in their regions.

      The WGB is governed by a Congress formed by Dr. Douglas Edmunds (Chairman), Jamie Reeves, Marcel Mostert, Ilkka Kinnunen, Christian Fennell, Dr. Teery Todd/Dr. Mauro de Pasquale (rotating), one representative elected by the national member federations and one representative elected by the strongman athletes.

      The WGB has implemented a health policy that includes mandatory medical examinations for all athletes competing in international level plus drug testing. The drug policy is available for download at http://ifsastrongman.com/worldbody/health/.

      The WGB maintains a list of qualified strongman referees for various levels of competition. The WGB also regulates the rules of the strongman sport and disciplines, including specifications for equipment with which world records are ratified by the WGB. Finally, the WGB maintains a worldwide strongman athlete ranking through a points system, and designs each year's competition calendar and the qualification pyramid for top title events. The WGB charges sanction fees and referee fees from competition promoters to cover its costs.

Athlete Management Division

      The Athlete Management Division ("AMD") has signed contracts with 88 strongman athletes from over 30 countries. These contracts make AMD the exclusive representative of these athletes for all commercial dealings related to their sports personalities. AMD controls all image and other rights of these athletes, and earns a commission from all commercial contracts, appearance fees and prize monies earned by the contracted athletes. In addition, athletes contracted by AMD, as well as those contracted by the national member federations of the WGB, can only compete in events sanctioned by the WGB or one of the national member federations, unless otherwise agreed with the athlete on a case-by-case basis.

      In its first year of operation in 2005, AMD placed contracted athletes in two feature-length movies, two television shows and one talk show. AMD intents to enhance the profile and improve the earnings of the best contracted strongman athletes and personalities through better media exposure, and to enhance the profile of the strongman sport by introducing well-known athletes from other sporting activities, such as professional football and wrestling, into strongman.

Commercial Division

      The Commercial Division is responsible for the following core activities:

o Event Deals: identifying and contracting event promoters for the main international events organised by IFSA. In a typical contract, the event promoter organizes the venue, ticket sales and local marketing and public relations, whereas IFSA would organize the logistics, television production, floor management and the competition.

o TV Production: IFSA produces a television series called "IFSA Strongman" for international distribution. The format for the series is currently 13 half hour episodes. In 2005, the series was produced in a strategic partnership with Octagon CSI, employing up to the minute entertainment style presentation, enhanced photography and in-vision graphics. The content for the series is drawn from continental and world championships produced by IFSA, from national and subcontinental championships produced by their respective national federations with rights for international distribution by IFSA and from athlete profiles produced by IFSA. In addition to the existing series, IFSA is attempting to produce a sports reality television show format commissioned by a major television network within the next two years.

o TV Distribution: IFSA has licensed Octagon CSI, in the United Kingdom, to distribute the "IFSA Strongman" television series worldwide. With offices in 33 countries, Octagon CSI is in a position to deliver 350,000,000 households in the first year.

o Sponsorship Acquisition: IFSA targets sponsorship revenues in three main categories: broadcast sponsorship, event sponsorship and athlete sponsorship. Sponsorship packages in each category are multi-dimensional in the sense that they each include broadcast, promotional, and live elements. Given IFSA's control of all key aspects of the strongman platform it has created (athletes, events, venue, equipment, and formats), tailored packages can be created for branding partners with particular needs. The total sponsorship inventory can be valued at several million dollars, and helping IFSA sell it are Octagon CSI's worldwide sponsorship sales team with an exclusive retainer-based contract.

o Gaming: 8-bit Ltd. has created a Java-based strongman game for mobile phones using the IFSA brand, formats and athlete personalities and has been granted worldwide distribution rights for it with royalties to be paid to IFSA. IFSA is also in discussions with developers and distributors about creating a console-based strongman game. The existing mobile phone game uses IFSA's sponsors as advertisers and IFSA intends to continue bringing its key sponsors in as advertisers into the strongman gaming arena to offer them additional exposure.

o Licensing: InAphone A/S has been granted a license to the IFSA brand, top IFSA contracted athletes' sports personalities and selected television footage for mobile content distribution worldwide. IFSA is presented with additional licensing opportunities from time to time, and intends to enter into more licensing contracts in the future.

o Merchandising: IFSA has created a collection of approximately 50 Stock Keeping Units of strongman clothing that has been used by athletes and officials in major international title events throughout the 2005 strongman season. IFSA owns the designs and manufactures the clothing in Brazil. IFSA intends to make this line of clothing available for retail. IFSA also intends to produce a highlights DVD of the 2005 strongman season for retail distribution. Other merchandising opportunities are being discussed and IFSA intends to expand its merchandising offering.

Industry Overview

      The combined world wide reach of all strongman television programs in the past has been at an approximate level of half-a-billion viewers a year and includes channels such as Eurosport, BBC, ESPN and FOX..The strongman sport existed initially as a loose federation of enthusiasts worldwide, but that changed in 1995 with the creation of International Federation of Strength Athletes that quickly became the generally accepted world governing body of Strongman.

      The promoters of strongman events fall in two categories: ex-athletes and strongman fans who have been promoting smaller events for years and professional promoters in entertainment and sports in general who are just entering strongman now. The first category dominated the marketplace prior to IFSA's entry, and typically organizes events with budgets of less than $10,000. The latter category, largely introduced by IFSA to the strongman sport and entertainment, promote events with budgets in the $100,000 to $1,000,000 range.

      Television production for strongman events is typically done by small television production outfits with very limited budgets. The notable historical exception to that is BBC, who used to produce the Trans-World International's World's Strongest Man show every year until 2004, when they retired from strongman events. Historically, IFSA estimates that the most widely distributed strongman television show has been the World's Strongest Man show. In 2003, the last year prior to IFSA's entry, the World's Strongest Man show was broadcast in approximately 40 countries, and had a theoretical reach of 500 million households. The second largest distribution was either United Strongman Series or All-Strength, depending on whether number of countries, theoretical reach or advertising equivalent values are used.

Acquisition Strategy

      IFSA believes that there are significant opportunities to both further consolidate its leadership position within the strongman sports and entertainment industry and to diversify its revenue base without losing focus by adding other sports and entertainment properties through selective acquisitions. IFSA's officers and directors have the requisite skills and experience for identifying, pursuing, negotiating and closing deals with potential acquisition candidates, and integrating acquired operations. IFSA believes it can integrate acquired companies into its management structure and business system successfully without a significant increase in general and administrative expenses. In addition, future acquisitions may enable IFSA to lower overhead costs by centralizing key functions.

Seasonality

      The strongman sport and entertainment is seasonal in nature due to the fact that most activities and events take place from May to November. Accordingly, IFSA hires dozens of contract workers during the main events of the competition season with short-term contracts. During the off-season, IFSA's core staff and officers work on sponsorship acquisition, television productions, merchandising, licensing, television sales and athlete contracting and development.

Competition

      IFSA competes for advertising dollars with other media companies and faces competition from professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities in a rapidly changing and increasingly fragmented marketplace. For the sale of branded merchandise, IFSA competes with entertainment companies, professional and college sports leagues and other makers of branded apparel and merchandise.

      In addition to general entertainment competition, IFSA directly competes in the production and organization of strongman events. The major competitors are:

            o Trans-World International, which organizes the World's Strongest Man event held annually in September or October;

            o World-Class Entertainment AB, a subsidiary of World-Class International AB, which organized three competitions branded as The World's Strongest Man Super-Series;

            o United Strongman Series which consists of 6-8 competitions annually in different countries; and

            o World Strongman Cup which also consists of 6-8 competitions annually in different countries.

However, in relation to the competitors listed above, the combined prize purse of the events organized by IFSA and its international member federation is approximately five times more than the aggregate prize purse of all of the competitors described above. IFSA and its international member federation organize approximately eight times more strongman events than the number of competitions organized by all of the competitors described above together. The number of athletes taking part in events organized by IFSA and its international member federations is approximately twenty times higher than the number of athletes taking part in all of the events organized by all of the competitors described above.

            IFSA intends to establish itself as the premium product in strongman sports and entertainment, and to develop its offering so that it is viewed as superior to the other organizers of strongman events and at par with leading international sports and entertainment titles in more established sports.

Intellectual Property

            IFSA registered its corporate logo as a trade mark on October 21, 2004, in the United Kingdom and has since filed for registration in Canada, the United States and the European Union using the registration in the United Kingdom as the priority date.

Government Regulation

            IFSA is subject to various government regulations including environmental, employment, privacy and safety regulations. The cost of compliance with these various regulations is not material; however, there are no assurances that additional legislation or changes in the regulatory environment will not limit IFSA's activities in the future or increase the cost of compliance.

Employees

            As of December 9, 2005 IFSA had 5 full-time employees and 3 consultants providing services to IFSA; however, during the main competition season IFSA hires approximately 30 additional temporary employees. IFSA has not experienced any work stoppages and IFSA considers relations with its employees to be good.

Description of Property

      The Company's principal executive offices are located at 28-32 Wellington Road, London NW8 9SP, United Kingdom. This office consists of approximately 270 square feet which are rented on a monthly basis for $4,300.

      In addition to the foregoing, the Company has a regional office located at 105 Robinson Street, Unit #3, Oakville, ON L6J 1G1. This office consists of approximately 300 square feet which are rented on a monthly basis for $2,250.

      The Company believes that its properties are adequate for its current and immediately foreseeable operating needs. The Company does not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

      From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. Except as disclosed below, the Company and PR-7 are currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.


                                  RISK FACTORS

The Company's failure to continue to develop creative and entertaining programs and events would likely lead to a decline in the popularity of our brand of entertainment.

      The creation, marketing and distribution of live and televised entertainment is at the core of IFSA's business and is critical to its ability to generate revenues across its media platforms and product outlets. The Company's failure to continue to create popular live events and televised programming would likely lead to a decline in IFSA's television ratings and attendance at its live events, which would likely adversely affect the Company's operating results.

The Company's failure to retain or continue to recruit key athletes could lead to a decline in the appeal of the popularity of IFSA's brand of entertainment.

      The Company's success depends, in large part, upon its ability to recruit and retain athletes who have the physical presence to compete in IFSA's strongman competitions. The Company cannot be sure you that it will be able to continue to identify and retain these athletes in the future. Additionally, the Company cannot be sure that it will be able to retain its current athletes during the remaining terms of their contracts or when their contracts expire. In particular, the Company is currently in the process of renegotiating the contracts of its 22 member professional team for the next season and cannot be sure that these renegotiations will be concluded successfully. The Company's failure to attract and retain key athletes, or a serious or untimely injury to, or the death of, or unexpected or premature loss or retirement for any reason of any of its key athletes, could lead to a decline in the appeal and the popularity of IFSA's brand of entertainment, which could adversely affect the Company's operating results.

A decline in general economic conditions could adversely affect the Company's business.

      The Company's operations are affected by general economic conditions, which generally may affect consumers' disposable income, the level of advertising spending and the size and number of retail outlets. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers' disposable income. A decline in general economic conditions could reduce the level of discretionary income that IFSA's fans and potential the Company's revenues. A decline in general economic conditions could also reduce levels of advertising spending, which could impair the Company's ability to sell advertising for its various media platforms at acceptable rates or at all.

      Furthermore, a decline in the size or number of retail outlets for IFSA's branded merchandise and consolidation in the retail industry as a result of declining general economic conditions could harm the Company's distribution and sales of merchandise. Any of the foregoing could adversely affect the Company's operating results.

A decline in the popularity of IFSA's brand of sports entertainment, including as a result of changes in the social and political climate, could adversely affect the Company's business.

         The Company's operations are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. IFSA's programming is created to evoke a response from its fans. A change in its fans' tastes or a material change in the perceptions of its business partners, including its sponsors, distributors and licensees, whether as a result of the social and political climate or otherwise, could adversely affect the Company's operating results.

Changes in the regulatory atmosphere and related private-sector initiatives could adversely affect the Company's business.

      While the production and distribution of television programming by independent producers is not directly regulated by the federal or state governments in the United States, the marketplace for television programming in the United States is affected significantly by government regulations applicable to, as well as social and political influences on, television stations, television networks and cable and satellite television systems and channels. A number of governmental and private-sector initiatives relating to the content of media programming have been announced in response to certain events unrelated to IFSA. Changes in governmental policy and private-sector perceptions could further restrict program content and adversely affect IFSA's levels of viewership and operating results.

The markets in which IFSA operates are highly competitive, rapidly changing and increasingly fragmented, and the Company may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

      IFSA competes for advertising dollars with other media companies. IFSA faces competition from professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities in a rapidly changing and increasingly fragmented marketplace. For the sale of branded merchandise, IFSA competes with entertainment companies, professional and college sports leagues and other makers of branded apparel and merchandise. Many of the companies with whom IFSA competes have greater financial resources than the Company does.

      The failure of IFSA to compete effectively could result in a significant loss of viewers, venues, distribution channels or performers and fewer entertainment and advertising dollars spent on its form of sports entertainment, any of which could adversely affect the Company's operating results.

IFSA face uncertainties associated with international markets.

      IFSA's production of live events overseas subjects it to the risks involved in foreign travel, local regulations, including regulations requiring it to obtain visas for its athletes, and political instability inherent in varying degrees in those markets. In addition, the licensing of IFSA's television and branded merchandise in international markets exposes it to some degree of currency risk. These risks could adversely affect the Company's operating results and impair its ability to pursue its business strategy as it relates to international markets.

IFSA may be prohibited from promoting and conducting its live events if it does not comply with applicable regulations.

      In various states in the United States and some foreign jurisdictions, athletic commissions and other applicable regulatory agencies require IFSA to obtain licenses for promoters, medical clearances and/or other permits or licenses for performers and/or permits for events in order for IFSA to promote and conduct its live events. In the event that IFSA fails to comply with the regulations of a particular jurisdiction, it may be prohibited from promoting and conducting its live events in that jurisdiction. The inability to present IFSA's live events over an extended period of time or in a number of jurisdictions could lead to a decline in the various revenue streams generated from live events, which could adversely affect the Company's operating results.

The Company's insurance may not be adequate to cover liabilities resulting from accidents or injuries that occur during IFSA's physically demanding events.

      The events organized by IFSA exposes its athletes and its employees who are involved in the production of those events to the risk of travel and performance related accidents, the consequences of which may not be fully covered by insurance. The physical nature of IFSA's events exposes its athletes to the risk of serious injury or death. Liability to the Company resulting from any death or serious injury sustained by one of IFSA's athletes while performing, to the extent not covered by insurance, could adversely affect the Company's operating results.

Because the Company depends on its senior management's experience and knowledge of the industry, the Company would be adversely affected if senior management left.

      The Company is dependent on the continued efforts of its senior management team. The Company does not currently have an employment contracts with some of its senior executives. If, for any reason, senior executives do not continue to be active in management, the Company's business, financial condition or results of operations could be adversely affected. In addition, the Company does not maintain key personnel life insurance on its senior executives and other key employees.

The Company may need to raise capital to fund its operations, and its failure to obtain funding when needed may force the Company to delay, reduce or eliminate acquisitions and business development plans.

      If in the future, if the Company is not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, the Company may have to raise funds to continue the development, commercialization and marketing of its convenience stores.

      The Company cannot be certain that funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company's ability to conduct its business. If the Company is unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue its planned acquisitions or business development plans or obtain funds by entering into agreements on unattractive terms.


                                   MANAGEMENT

Executive Officers and Directors

      Below are the names and certain information regarding the Company's executive officers and directors following the acquisition of IFSA.

      --------------------------------------------------------------------------
      Name                        Age     Position
      --------------------------------------------------------------------------
      Stephen Townley             52      Chairman of the Board
      --------------------------------------------------------------------------
      Jussi Laurimaa              38      Chief Executive Officer
      --------------------------------------------------------------------------
      Christian Fennell           45      Chief Operating Officer and President
      --------------------------------------------------------------------------
      Jaime Alvarez               30      Chief Financial Officer
      --------------------------------------------------------------------------
      Douglas Edmunds             61      Chairman of the World Governing Body's
                                          Congress
      --------------------------------------------------------------------------
      Clayton B. Barlow           34      Director
      --------------------------------------------------------------------------

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

      Stephen Townley, Chairman of the Board. Mr. Townley was appointed as Chairman of the Board of the Company on December 9, 2005. From 1983 to August 2001 Mr. Townley was the founding and senior partner at the law firm of Townleys. In August 2001 Townleys merged into the law firm of Hammond Suddards Edge and Mr. Townley was a consultant to that firm until his agreement expired in July 2004. Mr. Townley graduated from University College London in 1975 with a LLM Degreee. Mr. Townley currently serves on the board of directors of Active Rights Management Limited, International Motor Sports Association, Sport Services Group Limited, Sports Lawyers Association, World Sport Football Pty, Projector NetResult and various other organizations and entities.

      Jussi Laurimaa, Chief Executive Officer. Mr. Laurimaa was appointed as Chief Executive Officer of the Company on December 9, 2005. Prior to joining the Company, Mr. Laurimaa was the chief executive officer of IFSA Strongman Ltd. from June 2004 through December 2005. In addition, Mr. Laurimaa is currently, and has been since March 2002 a general partner of InvestGroup Ventures, London
(UK), a venture capital firm. From January 1999 until March 2002 Mr. Laurimaa was the managing partner of Enba, Dublin in Ireland. Mr. Laurimaa graduated from London Business School in 1996 with a Masters in Finance (with distinction) and in 1991 from the Helsinki University of Technology with a M.Sc. in Engineering Physics (with distinction) and from University of Helsinki Faculty of Medicine with a B.Medicine. Mr. Laurimaa currently serves on the board of directors of Independent Risk Monitoring Ltd., a corporation in the United Kingdom.

      Christian Fennell, Chief Operating Officer and President. Mr. Fennell was appointed as Chief Operating Officer and President of the Company on December 9, 2005. Prior to joining the Company, Mr. Fennell was the Chief Operating Officer and President of IFSA Strongman Ltd. from September 2005 through December 2005, from May 2005 to September 2005 Mr. Fennell was the Commercial Director at IFSA and from January 2005 to May 2005 Mr. Fennell was the head of television at IFSA. From October 1999 to January 2005 Mr. Fennell worked for Wyndham Studios Entertainment Inc. in connection with sporting event management and television production. Mr. Fennell graduated from Queens University in Kingston, Ontario in 1983 with a Hon. B.A. in Political Science. Mr. Fennell currently serves on the board of directors of Wyndham Studios Entertainment Inc.

      Jaime Alvarez, Chief Financial Officer. Mr. Alvarez was appointed as Chief Financial Officer of the Company on December 9, 2005. Prior to joining the Company, Mr. Alvarez was the chief financial officer of IFSA Strongman Ltd. from August 2004 through December 2005. Mr. Alvarez also served as the chief operating officer of IFSA Strongman Ltd. from December 2004 through August 2005. In addition, Mr. Alvarez is currently, and has been since August 2002 an associate partner of InvestGroup Ventures, London (UK), a venture capital firm. From July 2003 until August 2004 Mr. Alvarez was an associate banker at European Bank of Reconstruction and Development (London). From June 2002 until September 2002 Mr. Alvarez was an advisor to the vice president of Pepsi Beverages International in Shanghai. From July 1999 until August 2001 Mr. Alvarez was a business analyst at McKinsey & Co. in Madrid. Mr. Alvarez graduated from Harvard Business School in 2003 with an M.B.A., from U. Pontificia Comillas, Icade in Madrid, Spain in 1999 with an advanced degree in Business and Economy and in 1998 with a Law degree and from Uned (Open University) with a degree in Industrial Engineering.

      Douglas Edmunds, Chairman of the World Governing Body. Mr. Edmunds was appointed as Chairman of the World Governing Body on June 12, 2004. Prior to joining the Company, Mr. Edmunds was a director of IFSA Projects in Glasgow, Scotland from 1999 to June 2004. In addition, Mr. Edmunds worked at Drakemire Dairy Ltd. from 1982 to April 2000 and retired as the managing director of milk processing. Mr. Edmunds graduated from the University of Strathclyde in 1969 with a Phd, from Glasgow University in 1966 with a BSc from St. Josephs College in 1962.

      Clayton B. Barlow, Director. Until December 9, 2005 Mr. Barlow was the President of the Company and is still a member of the Company's board of directors. Mr. Barlow was appointed to the board of directors of the Company in January, 2004. Mr. Barlow was the President of the Company prior to its corporate formation (as a division of SportsNuts, Inc., the former parent corporation of the Company) since December, 2000. Prior to his association with the Company, from October, 1999 to December, 2000, Mr. Barlow was an international project manager for STSN, Inc., a Salt Lake City-based provider of high speed internet access for the hospitality industry with a focus on business hotels. At STSN, Mr. Barlow was responsible for designing and integrating hotel internet infrastructure with access units in each hotel room. From September, 1997 to October, 1999, Mr. Barlow was the President of Maxim Mortgage, Corp., a residential mortgage broker based in Salt Lake City, Utah. Mr. Barlow holds MCSE 2000, MCP, and A+ certifications. Mr. Barlow is not a director of any other company filing reports pursuant to the Securities Exchange Act of 1934.

Executive Compensation

      The following table sets forth all compensation paid in respect of the Company's Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for the fiscal period ended September 30, 2004.

                           SUMMARY COMPENSATION TABLE


                                                          Annual Compensation
                                             ---------------------------------------------
                                                                              Other
                Name and                                                      Annual
           Principal Position        Year    Salary ($)     Bonus ($)     Compensation ($)
      ---------------------------    ----    ----------     ---------     ----------------
      Clayton Barlow                 2004     $58,910        $6,087             -0-
           Former Chief Executive    2003     $42,000        $6,516             -0-
           Officer                   2002     $45,341         $628              -0-

      There are no current employment agreements between any individuals and the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 2004, IFSA entered into an agreement with Wyndham Studios Entertainment, Inc., a Canadian company, and Christian Fennell (the "Wyndham Agreement"). The Wyndham Agreement provides for IFSA acquiring from Wyndham Studios Entertainment the All-Strength brand and television property, related sponsorship agreements, and all other assets of Wyndham Studios Entertainment that in any way relate to strongman. Christian Fennell was a director of Wyndham Studios Entertainment, and as part of the Wyndham Agreement, he joined IFSA as a full-time employee.

      Part of the acquisition consideration under the Wyndham Agreement is an earn-out payable to Mr Fennell. Under the earn-out, Mr Fennell is entitled to a percentage of Reference Turnover, which is defined as the sum of IFSA's North-American TV broadcasting and merchandising fees plus 50% of global sponsorship revenues. The percentage of the Reference Turnover due to Mr Fennell is 20% in 2005, 13% in 2006 and 5% in 2005. IFSA estimates the total payments under this earnout over the three years to be approximately $100,000 - $250,000.

      Clayton Barlow, Director and former Chief Executive Officer of the Company, was issued 175,000 shares of common stock of the Company in accordance with the Company's stock incentive plan in 2005. Mr. Barlow holds a total of 186,228 shares of common stock of the Company.

      Chene Gardner, former Chief Financial Officer and Director of the Company, was issued 600,000 shares of common stock of the Company in accordance with the Company's stock incentive plan in 2005. Mr. Gardner holds a total of 761,089 shares of common stock of the Company.

      Kenneth Denos, former Director of the Company, was issued 650,000 shares of common stock of the Company in accordance with the Company's stock incentive plan in 2005. Mr. Denos holds a total of 658,893 shares of common stock of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of December 9, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                             Common Stock         Percentage of
      Name of Beneficial Owner (1)                        Beneficially Owned     Common Stock (2)
      -------------------------------------------------------------------------------------------
      Stephen Townley                                                0                 0.0%
      -------------------------------------------------------------------------------------------
      Jussi Laurimaa (3)                                     8,786,851                2.85%
      -------------------------------------------------------------------------------------------
      Christian Fennell                                        489,892                1.66%
      -------------------------------------------------------------------------------------------
      Jaime Alvarez                                            220,684                0.75%
      -------------------------------------------------------------------------------------------
      Douglas Edmunds                                        1,299,210                4.39%
      -------------------------------------------------------------------------------------------
      Clayton Barlow                                           186,228                0.71%
      -------------------------------------------------------------------------------------------
      Jamie Reeves                                           1,557,214                5.26%
      -------------------------------------------------------------------------------------------
      InvestGroup Sports Management (4)                      7,944,264               26.84%
      -------------------------------------------------------------------------------------------
      All officers and directors as a group (6 persons)     10,982,865               37.10%

      (1) Except as otherwise indicated, the address of each beneficial owner is c/o Synerteck Incorporated 28-32 Wellington Road, London NW8 9SP, United Kingdom.

      (2) Applicable percentage ownership is based on 29,600,000 shares of common stock outstanding as of December 9, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of December 9, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 9, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

      (3) Of the shares beneficially owned by Jussi Laurimaa, 7,944,264 shares are owned by InvestGroup Sports Management, a company controlled, but not owned, by Mr. Laurimaa.

      (4) Jussi Laurimaa is a director of InvestGroup Sports Management and has the voting and dispositive rights over the shares held by it.

            o No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

                            DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of December 9, 2005, there were 29,600,000 shares of the Company's common stock issued and outstanding that are held by approximately 278 stockholders of record and 50,000 shares of the Company's preferred stock issued and outstanding that are held by approximately one stockholder of record.

      Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

      Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "SYNR.ob." The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCBB since trading commenced on March 4, 2005. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                              2005
                                                   -------------------------
                                                    High*              Low*
                                                    -----              ----
1st Quarter (from March 4, 2005).............      $1.250             $1.010
2nd Quarter..................................      $1.010             $0.400
3rd Quarter .................................      $0.510             $0.150
4th Quarter (through December 9, 2005).......      $0.150             $0.300

      As of December 9, 2005, there were approximately 278 holders of record of the Company's common stock.

Dividends

      The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                     (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.01  Completion of Acquisition or Disposition of Assets.

      See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

      Pursuant to a Share Exchange Agreement dated December 9, 2005, the Company issued 20,000,000 shares of common stock to Prime Time. This issuance of common stock is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

      Simultaneously with the closing of the Share Exchange Agreement, on December 9, 2005, the Company completed a private placement offering of 3,15,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of $1,260,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Furthermore, pursuant to the Subscription Agreements executed in connection with the foregoing investments, the Company granted the investors registration rights with respect to the shares of common stock purchased. Pursuant to the Subscription Agreement, we will file a registration statement with the Securities and Exchange Commission within 120 days of the closing of the sale of the common stock.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

      To be filed by amendment no later than 71 calendar days after December 9, 2005.

(b) Pro forma financial information.

      Not applicable.

(c) Exhibits

Exhibit
Number                                Description
--------------------------------------------------------------------------------
10.1 Share Exchange Agreement by and between Synerteck Incorporated, and IFSA Strongman Ltd. and the shareholders of IFSA Strongman Ltd.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SYNERTECK INCORPORATED


Dated: December 15, 2005                       By:  /s/ Jussi Laurimaa
                                                  ------------------------------
                                               Name:  Jussi Laurimaa
                                               Title: Chief Executive Officer